UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2007

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 29, 2007, HuntMoutain Resources (the “Company”) filed a Current Report on Form 8-K noting the election of Mr. Randal Hardy and Mr. Greg Lipsker as members of the Board and Mr. Matt Hughes appointment as the Company’s Executive Vice President and Chief Operating Officer. The Company hereby amends and supplements the Current Report on Form 8-K filed on August 29,2007 with the following additional information regarding the compensation of Mr. Randal Hardy, Mr. Greg Lipsker and Mr. Matt Hughes.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, the Company granted Mr. Randal Hardy 150,000 options at an exercise price of $0.45, representing the closing price of the common stock on the OTC Bulletin Board on August 24, 2007. All of the options were fully vested on grant. On August 24, 2007, the Company granted Mr. Greg Lipsker 250,000 options at an exercise price of $0.45, representing the closing price of the common stock on the OTC Bulletin Board on August 24, 2007. All of the options were fully vested on grant. On August 24, 2007, the Company granted Matt Hughes 100,000 options at an exercise price of $0.45. Fifty percent of the options vest on February 1, 2008 and the remaining fifty percent of the options vest on September 1, 2008. The Company also agreed to pay Matt Hughes a salary of $150,000 and to grant him 150,000 shares of common stock on September 1, 2007 pursuant to his appointment as Executive Vice President and Chief Operating Officer. Finally, the Company has agreed to pay Matt Hughes a bonus equal to the income tax on his stock grants, grossed up.

Item 7.01.   Regulation FD Disclosure.

On August 24, 2007, the Company issued a press release, a copy of which was attached as Exhibit 99.1 to the Comment Report on Form 8-K filed on August 29, 2007.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1*	Press release of HuntMountain Resources, dated August 28, 2007.
*	Previously filed on Form 8-K on August 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTMOUNTAIN RESOURCES
By:	/s/ Ron Schutz
Ron Schutz Chief Financial Officer

Date: September 14, 2007